EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77Q1:
  Exhibits
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Credit Suisse Warburg Pincus New York Tax Exempt Fund, Inc.
(formerly Warburg, Pincus New York Tax Exempt Fund, Inc.)
Registration No. 2-94841

EXHIBIT A:
SUB-ITEM 77Q1: Exhibits
(a) Amended By-Laws of
 Warburg, Pincus New York Tax-Exempt Fund, Inc.
Incorporated by reference to Registrant's filing on Form N-1A, Post-effective Amendment
No. 18 (Securities Act File No. 2-94841;
Investment Company Act File No. 811-4170), filed April 27, 2001.
Articles of Amendment of Warburg, Pincus New
York Tax Exempt Fund, Inc.
Incorporated by reference to Registrant's filing on Form N-1A, Post-effective Amendment
No. 18 (Securities Act File No. 2-94841;
Investment Company Act File No. 811-4170), filed April 27, 2001.